UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

ARCUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38419	47-3898435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3928 Point Eden Way

Hayward, CA 94545

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 694-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2020, the Board of Directors (the “Board”) of Arcus Biosciences, Inc. (the “Company”) re-appointed David Lacey, M.D. as a Class II Director and appointed Dr. Lacey as a member of the Company’s Audit Committee. Dr. Lacey is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Lacey, on the one hand, and any other persons, on the other hand, pursuant to which he was selected as a director.  Dr. Lacey will be entitled to receive, as a non-employee director, compensation as set forth in Exhibit 10.1 attached hereto.

On June 4, 2020, the Compensation Committee of the Board, pursuant to a delegation of authority from the Board, approved an amended Non-Employee Director Compensation Program, attached hereto as Exhibit 10.1.

On June 4, 2020, the Compensation Committee of the Board approved a severance program to formalize and standardize the Company’s severance practices for members of its management, including its executive officers.  Under the severance program, in the event of termination without cause, the Company’s CEO and President would be entitled to (a) severance in the amount of 12 months of the officer’s then-current base salary, (b) payment or reimbursement of healthcare continuation premiums under COBRA for up to 12 months and (c) consideration of their pro-rata bonus based on the number of days that the officer was employed during such year.  Under the severance program, the Company’s other C-level officers, which includes the Company’s Chief Medical Officer, are eligible for the foregoing severance benefits, but in an amount of up to 9 months of the officer’s then-current base salary and up to 9 months of healthcare continuation payments or reimbursements.  In all events, in order to receive the payments and benefits, the officer will be required to, among other things, execute and not revoke a general release of claims against the Company and certain related parties.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2020, the Company held its annual meeting of stockholders.  The results of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of a director to hold office until the 2023 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Juan Jaen, Ph.D.	28,588,404	3,376,170	4,647,378

Proposal 2: The ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020:

Votes For	Votes Against	Abstentions
35,912,781	574,997	124,174

There were no broker non-votes for Proposal 2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Non-Employee Director Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: June 5, 2020	By:	/s/ Terry Rosen
Terry Rosen, Ph.D.
Chief Executive Officer